                         Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated March 22, 2004 with respect to the financial statements of The Manufacturers Life Insurance Company of New York and The Manufacturers Life Insurance Company of New York Separate Account A, both of which are contained in the Statement of Additional Information in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 333-61283) and the related prospectus of The Manufacturers Life Insurance Company of New York Separate Account A.




                                                /s/ ERNST & YOUNG LLP




Hartford, Connecticut
April 29, 2004